Distribution Agreement

Calvert Investment Distributors, Inc.

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert Impact Fund, Inc.

            Calvert Green Bond Fund

Class A

Class Y

Class I

0.25%	None	None

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert Impact Fund, Inc.

            Calvert Green Bond Fund

Class A

Class Y

Class I

0.25%	None	None

Effective Date: October 31, 2013